Exhibit 99.1

Selected Financial Data

Staples, Inc. and Corporate Express N.V.

Unaudited Pro Forma Condensed Combined Statement of Operations

1. Description of Transaction

In July 2008, Staples, Inc. (“Staples” or the “Company”) acquired Corporate Express N.V. (“Corporate Express”), a Dutch office products distributor with operations in North America, Europe and Australia, through a tender offer for all of its outstanding capital stock.  The acquisition of Corporate Express establishes a contract business in Europe and Canada and increases Staples contract business in the United States.  The acquisition also extends the Company’s geographic reach to Australia and New Zealand.  As a result of the acquisition, the Company has operations in 27 countries.

At the time the tender offer was fully settled on July 23, 2008, Staples had acquired more than 99% of the outstanding capital stock of Corporate Express.  Staples intends by the end of fiscal year 2009 to acquire the remaining capital of Corporate Express by means of a compulsory acquisition procedure in accordance with the Dutch Civil Code.  In July 2008, Staples also acquired all of the outstanding 8.25% Senior Subordinated Notes due July 1, 2014 and all of the outstanding 7.875% Senior Subordinated Notes due March 1, 2015 of Corporate Express U.S. Finance Inc., a wholly owned subsidiary of Corporate Express.

The aggregate cash purchase price of 2.8 billion Euros (approximately $4.4 billion, net of cash acquired) for the capital stock and for the repayment of most of Corporate Express’ debt was funded primarily with the sale of notes under the Company’s commercial paper program, which is backstopped by the Company’s $3.0 billion credit agreement, and additional funds from the Company’s $400.0 million term credit facility, its existing revolving credit facility and available cash and short-term investments.

The unaudited pro forma condensed combined statement of operations reflecting the combination of Staples and Corporate Express is provided for informational purposes only. The pro forma information is not necessarily indicative of what the companies’ results of operations actually would have been had the acquisition been completed at the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.  The pro forma information is based on historical consolidated financial information, which has been adjusted to give effect to pro forma events that are (i) directly attributable to the merger and (ii) factually supportable.

The unaudited pro forma condensed combined statement of operations was prepared using the purchase method of accounting. Accordingly, the historical consolidated statement of operations has been adjusted to give effect to the impact of the consideration issued in connection with the acquisition.  Staples’ cost to acquire Corporate Express has been preliminarily allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the date of the acquisition.  This allocation is dependent upon certain valuations and other studies that have not progressed to a stage where sufficient information is available to make a definitive allocation.  Therefore, the purchase price allocation adjustments are preliminary.  Changes to these adjustments could impact the depreciation, amortization and income tax adjustments included in the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined statement of operations include certain purchase accounting adjustments, including items expected to have a continuing impact on the combined results, such as increased amortization expense on acquired intangible assets.  The unaudited pro forma condensed combined statements do not reflect any nonrecurring charges, such as restructuring costs, or the realization of potential cost savings.  No assurances can be made that Staples will realize efficiencies related to the integration of the businesses sufficient to offset incremental transaction, merger-related, integration and restructuring costs over time.  Cost savings, if achieved, could result from, among other things, the reduction of overhead expenses, changes in corporate infrastructure, consolidated purchasing, sharing of best practices, and logistics network efficiencies.

Staples has performed an initial review of their respective accounting policies and the differences between International Financial Reporting Standards (“IFRS”) and US GAAP and have preliminarily determined that conforming Corporate Express’ policies to Staples’ policies creates no significant differences that impact the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined statement of operations for the 39 weeks ended November 1, 2008 assumes that the business combination took place on the first day of fiscal 2008.  Staples’ fiscal year is the 52 or 53 weeks ending on the Saturday closest to January 31.  Corporate Express’ fiscal year end is on December 31.  Therefore, the accompanying unaudited pro forma condensed combined statement of operations for the 39 weeks ended November 1, 2008 combines the historical 39 weeks ended November 1, 2008 statement of operations for Staples (which includes the results of Corporate Express since its acquisition on July 2, 2008) and the historical six months ended June 30, 2008 statement of operations for Corporate Express, which represents the period Corporate Express’ results were not consolidated into Staples results.

For the purpose of preparing the unaudited pro forma condensed combined statement of operations, Staples used its latest filed consolidated financial statements for the 39 weeks ended November 1, 2008 from its Quarterly Report on Form 10-Q filed with the SEC on December 2, 2008.  Staples used Corporate Express’ historical consolidated financial statements for the six months ended June 30, 2008.

You should read this information in conjunction with the:

i.                  accompanying notes to the unaudited pro forma condensed combined financial information;

ii.               separate historical unaudited consolidated financial statements of Staples as of and for the quarter ended November 1, 2008 included in Staples’ quarterly report on Form 10-Q for the quarter ended November 1, 2008.

This unaudited pro forma condensed combined financial information of Staples and Corporate Express contains forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance, synergies and the combined businesses of Staples and Corporate Express. Statements preceded by, followed by or that include words such as “may,” “will,” “expect,” “intend,” “anticipate,” “continue,” “estimate,” “project,” “believe,” “plan” or similar expressions are intended to identify some of the forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are included, along with this statement, for purposes of complying with the safe harbor provisions of that Act. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the risks and uncertainties described under the heading “Risk Factors” in Staples’ Annual Report of Form 10-K for the fiscal year ended February 2, 2008 and Staples’ Quarterly Report on Form 10-Q for the quarter ended November 1, 2008. Staples undertakes no obligation to update publicly or revise any forward-looking statements for any reason, whether as a result of new information, future events or otherwise.

STAPLES, INC. AND CORPORATE EXPRESS N.V.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

Nine Months Ended November 1, 2008

	Staples (a) 11/1/08	Corporate Express (b), (c) , (d) 6/30/08	Pro forma Adjustments		Pro Forma Combined
Sales	$16,910,207	$4,062,302	(687,651	)(e), (i), (j)	20,284,858
Cost of goods sold and occupancy costs	12,323,649	3,210,249	(547,040	)(e), (i), (j)	14,986,858
Gross profit	4,586,558	852,053	(140,611)		5,298,000
Operating and other expenses
Selling, general and administrative	3,450,599	766,211	(54,400	)(i), (j)	4,162,410
Integration and restructuring	132,445	—	—		132,445
Amortization of intangibles	46,426	10,489	35,037	(f), (j)	91,952
Total operating expenses	3,629,470	776,700	(19,363)		4,386,807
Operating income	957,088	75,353	(121,248)		911,193
Other income (expense)	(68,423)	(90,190)	35,837	(g), (i), (j)	(122,776)
Earnings (loss) from continuing operations before income taxes, minority interests and discontinued operations	888,665	(14,837)	(85,411)		788,417
Income tax expense (income)	363,588	(8,792)	(25,804	)(h), (i), (j)	328,992
Minority interests	5,859	12,559	(2,129	)(j)	16,289
Earnings (loss) from continuing operations	519,218	(18,604)	(57,478)		443,136
Income from discontinued operations	—	—	64,268	(i), (j)	64,268
Net income (loss)	$519,218	$(18,604)	$6,790		$507,404

Earnings per share from continuing operations
Basic earnings per share	$0.75				$0.64
Diluted earnings per share	$0.73				$0.62

Average common stock and common stock equivalent shares outstanding
Basic	696,811				696,811
Diluted	710,684				710,684

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Note 1. Basis of Pro Forma Presentation

In July 2008, Staples completed its acquisition of substantially all the issued and outstanding shares of Corporate Express. The unaudited pro forma condensed combined statement of operations have been prepared to give effect to the completed acquisition, which was accounted for as a purchase business combination in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations”.

Under the purchase method of accounting, the total estimated purchase price is allocated to Corporate Express’ net tangible and intangible assets based on their estimated fair values as of July 2, 2008, the effective date of the acquisition. The table below represents a preliminary allocation of purchase price based on management’s estimate of the fair values of acquired assets and liabilities, as described in the introduction to these unaudited pro forma condensed combined financial statements (in thousands):

Receivables	$1,352,965
Merchandise inventories	737,873
Property, plant and equipment	462,953
Goodwill	2,489,172
Intangible assets	865,200
Accounts payable and accrued expenses	(1,450,735)
Other assets and liabilities, net	(75,617)

Net cash consideration	$4,381,811

The Company is in the process of gathering information to finalize its valuation of certain assets and liabilities, primarily the determination of amounts relating to machinery and equipment, owned real estate, acquired leasehold interests and capitalized software.  The purchase price will be finalized once the Company has all the necessary information to complete its estimate, but no later than one year from the acquisition date.  Independent valuation advisors were used to assist with the estimate of the identifiable intangible asset value.  The Company has utilized net book value as its best estimate for real and personal property while it finalizes its valuation.  The impact of any depreciation resulting from this step-up is not expected to be material to any period presented.  Upon completion of the fair value assessment, Staples anticipates that the ultimate purchase price allocation may differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the assets and liabilities will be allocated to residual goodwill.

Of the total purchase price, $865.2 million has been allocated to definite-lived intangible assets acquired. The amortization related to the amortizable intangible assets is reflected as pro forma adjustments to the unaudited pro forma condensed combined statement of income.

The preliminary allocation of the intangible assets included in these pro-forma financial statements is as follows (amounts in thousands):

Description	Estimated fair value	Estimated average useful life
Customer relationships	$692,900	12.6 years
Tradenames	162,300	6.9 years
Order backlog	10,000	1.5 years

The value assigned to Corporate Express’ customer relationships was determined by discounting the estimated cash flows associated with the existing customers as of the acquisition date, taking into consideration expected attrition of the existing customer base. The estimated cash flows were based on revenues for those existing customers net of operating expenses and net contributory asset charges associated with servicing those customers. The estimated revenues were based on revenue growth rates and customer renewal rates. Operating expenses were estimated based on the supporting infrastructure expected to sustain the assumed revenue growth rates. Net contributory asset charges were based on the estimated fair value of those assets that contribute to the generation of the estimated cash flows. A discount rate of 10% was deemed appropriate for valuing the existing customer base.

 The acquired intangible assets related to the Corporate Express acquisition will result in the following approximate annual amortization expense (in thousands):

2008	$60,200
2009	100,500
2010	69,900
2011	69,900
2012	69,900
2013	69,900
Thereafter	424,900
$865,200

Note 2. Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined statements of income are as follows:

a)	Represents Staples’ historical consolidated statements of operations for the 39 weeks ended November 1, 2008.

b)	Represents Corporate Express’ historical consolidated statements of operations for the six months ended June 30, 2008.

c)

Certain reclassifications have been made to the Corporate Express’ historical consolidated statements of operations for the six months ended June 30, 2008 to conform to the presentation used in the unaudited pro forma condensed combined statements of operations. The reclassifications impact the classification of certain vendor promotional monies and certain occupancy, distribution and delivery expenses, but had no impact on net income.

d)

The results for the six months ended June 30, 2008 include expenses of $124.0 million, net of taxes, related to strategic initiatives and certain transaction costs that were incurred by Corporate Express prior to the acquisition by Staples.

e)

Adjustment to reflect the recognition of sales and cost of goods sold for printing machines sold with repurchase commitments, net of expired repurchase commitments, in accordance with US GAAP. $10.8 million of sales and $8.7 million of cost of goods sold were recognized as the Company was released from the related repurchase obligations.

f)

Adjustment to reflect estimated intangible asset amortization expense of $47.3 million resulting from fair value adjustments to Corporate Express’ intangible assets, less the elimination of historical amortization expense related to Corporate Express intangible assets.

g)

Adjustment to reflect additional interest expense of $37.5 million related to the borrowings under the Company’s commercial paper program, the $3.0 billion 2008 agreement which serves as a backstop to the Company’s commercial paper program, the Company’s existing revolving credit facility, and a $400.0 million term credit facility to partially fund the acquisition of Corporate Express (collectively the “Acquisition Financing”). Estimated interest expense related to the Acquisition Financing was derived based on estimated average prevailing rates in effect for the different instruments during the period indicated. Interest rates ranged from 2.6% to 5.1%. In addition, the adjustment reflects the elimination of $71.4 million related to the Corporate Express debt that was repaid at the acquisition date. No adjustment was made to reduce historical interest income to reflect the Company’s use of available cash in this acquisition.

h)

Adjustment to apply the effective tax rate of the combined company to the pro forma adjustments.The effective tax rate is based on the geographic mix of earnings for the combined company and does not reflect tax planning strategies that may be implemented for the combined entity on a prospective basis.

i)

Adjustment to reflect the results of the Veenman business as a discontinued operation under US GAAP.  As a result of this change, the following financial statement line items were adjusted by the amounts below (amounts in thousands):

Nine Months Ended November 1, 2008
Sales	$25,893
Cost of goods sold and occupancy costs	16,839
Selling, general and administrative	(55,393)
Other income (expense)	77
Income tax expense (income)	256

j)

The operating results of Corporate Express have been included in Staples’ consolidated financial statements since July 2, 2008.  This adjustment reflects the removal of the July operating results for Corporate Express that is included in Staples’ statement of operations for the nine months ended November 1, 2008 to reflect nine months of results for Corporate Express in these pro forma statements.

Note 3. Non-recurring items

Certain restructuring and integration charges will be recorded subsequent to the acquisition that, under purchase accounting, may or may not be treated as part of the purchase price for Corporate Express.  Any such costs are not factually supportable at this time and therefore have not been reflected in the unaudited condensed combined financial information.

Non-recurring charges resulting from the acquisition that are not included in the pro forma condensed combined statement of income may include the following:  planning and consulting costs related to combining the two companies, facility closure costs, systems write-offs, retention costs, and potential asset impairments.  In addition, certain historical tax assets may be negatively impacted by the acquisition, which could result in additional tax expense that would be recognized through an increase in the Company’s effective tax rate.  At this time, the Company is in the preliminary planning phase for the integration and, therefore, cannot reasonably assert that the above list is complete.  As additional knowledge is gained about the acquired business, other integration and restructuring costs may be identified.